UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

Veoneer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Klarabergsviadukten 70, Section C, 6th Floor SE-111 64
Box 13089, SE-10302
Stockholm, Sweden
(Address and Zip Code of principal executive offices)

+46 8 527 762 00
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.
On June 14, 2019, Veoneer AB and and Veoneer US, Inc. (together, the “Veoneer Parties”), wholly-owned subsidiaries of Veoneer, Inc. (the “Company” or “Veoneer”), entered into a Separation Agreement relating to the Company’s Veoneer Nissin Brake Systems (VNBS) joint venture with its joint venture partner Nissin Kogyo Co., Ltd. (“Nissin”). The VNBS joint venture agreement was formed on March 7, 2016 pursuant to a joint venture agreement (the “JV Agreement”) among the Veoneer Parties, Nissin, Nissin Kogyo Holdings USA, Inc. and Zhongshan Nissin Industry Co., Ltd. The Separation Agreement reflects the terms set forth in the previously disclosed Memorandum of Understanding entered into between the parties.
The JV Agreement provides that Veoneer owns 51% of each of the entities that comprise VNBS and Nissin owns the remaining 49% of each entity. Pursuant to the Separation Agreement, the Veoneer Parties will acquire Nissin Kogyo’s 49% interest in Veoneer Nissin Brake Systems America LLC (“VNBA”), which comprises the US operations of VNBS and VNBS will transfer or license the VNBS technologies necessary to operate the VNBA business to VNBA. VNBS agreed to provide certain transitional services to VNBA pursuant to support and transition agreements entered into between the parties. Nissin also agreed to either provide guarantees for certain VNBS commercial loans, or contribute capital to VNBS, in either case corresponding to 49% of the funding the Veoneer Parties have previously unilaterally provided VNBS. Veoneer expects to receive approximately $20M as debt repayment from VNBS after such funding.
The parties agreed to customary mutual indemnification provisions and Nissin agreed to indemnify the Veoneer Parties for 49% of any and all losses relating to product warranty claims, product liability claims or recalls imposed upon or incurred by a Veoneer Party arising out of products sold prior to the closing. The Separation Agreement may be terminated by mutual written consent of the parties or in the case of a breach that would lead to the failure to satisfy a condition to closing.
The transactions contemplated by the Separation Agreement are expected to close on or around June 28, 2019. Upon closing, VNBA, including the transferred or licensed technologies, will become a wholly-owned Veoneer business. The VNBS operations and entities in Japan and China will remain part of the joint venture, with Veoneer owning 51% and Nissin Kogyo owning 49% of the joint venture.
On June 14, 2019, the parties also entered into an Amendment to the JV Agreement, to be effective June 28, 2019. The Amendment terminates all rights and obligations related to VNBA pursuant to the JV Agreement. In addition, the Veoneer Parties agreed to withdraw any notices to Nissin under the JV Agreement regarding Nissin’s funding obligations and to release Nissin from any obligations to fund VNBA in the future. The parties agreed to mutual waivers of liability relating to VNBA. Other than as specified in the Amendment, all terms and provisions of the JV Agreement will continue in full force and effect.
The foregoing summary of the Separation Agreement and the Amendment is qualified in its entirety by reference to the full text of the agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, and are incorporated herein by reference.
A copy of the press release announcing entry into the agreements is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) EXHIBITS

99.1	Press Release of Veoneer, Inc. dated June 17, 2019

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Veoneer, Inc. dated June 17, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEONEER, INC.

By:	/s/ Lars. A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary
Date: June 17, 2019